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                                                  Exhibit 23

                                                  Exhibit to the Annual
                                                  Report (Form 11-K) of the
                                                  Huntington Bancshares
                                                  Incorporated Deferred
                                                  Compensation Plan and
                                                  Trust for Huntington
                                                  Bancshares Incorporated
                                                  Directors for the fiscal year
                                                  ended December 31, 1996.


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-41774) pertaining to the Huntington Bancshares Incorporated Deferred Compensation Plan and Trust for Huntington Bancshares Incorporated Directors and in the related Prospectus of our report dated March 21, 1997 with respect to the financial statements of the Huntington Bancshares Incorporated Deferred Compensation Plan and Trust for Huntington Bancshares Incorporated Directors included in this Annual Report (Form 11-K) for the year ended December 31, 1996.

                                                   /s/ ERNST & YOUNG LLP


Columbus, Ohio
March 21, 199